COMMERCIAL TIME NOTE (Simple Revolving)
(Kentucky version)

EXHIBIT D 00771-6 (10/93) DUP.

FOR BANK USE ONLY
Debtor Name GWENCO, INC
Debtor # 2907449515
Obligation # 0500607759
Office ASHLAND BSG

Amount	City, State	Date
$ 289,305.29	ASHLAND KENTUCKY	FEBRUARY 20, XX2001

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of NATIONAL CITY BANK OF KENTUCKY ("Bank"), which has its principal place of business in LOUISVILLE, KENTUCKY, at any office of Bank, TWO HUNDRED EIGHTY NINE THOUSAND THREE HUNDRED FIVE AND 29/100 DOLLARS (or, if less, the unpaid principal balance shown on an attachment to this note or on Bank's loan account records) payable on AUGUST 20, XX 2001, in lawful money of the United States, together with interest payable commencing MARCH 20, XX 2001, and MONTHLY thereafter and at maturity.

GWENCO Initials Debtor is not permitted to obtain advances other than the initial amount borrowed hereunder.

OR

Initials This note represents an arrangement that allows Debtor to obtain advances without giving Bank a separate note for each advance. Bank will record the date and amount of each advance on an attachment to this note or on Bank's loan account records. Debtor agrees that each advance so recorded shall be prima facie evidence that an advance was made on the date and in the amount indicated. The number of advances and the amount of each advance are not limited; provided, however, that the maximum unpaid principal balance outstanding at any time shall not exceed the face amount of this note. Debtor agrees to pay to Bank a fee based on the face amount of this note, computed daily (on the basis of a 360-day year and actual days elapsed) at the rate of ______ percent (____%) per annum until maturity and payable in arrears on ______, 19____, and ______ thereafter and at maturity.

Prior to maturity, principal and any overdue interest shall bear interest computed daily (on the basis of a 360-day year and actual days elapsed) at

( ) the rate of ______ percent (____%) per annum.

( ) a fluctuating rate which is ______ percent (____%) per annum above the interest rate from time to time in effect on the deposit account or instrument, or any replacement therefor, in which Bank has a security interest, specifically the deposit account or instrument which currently bears Bank's account number ______.

If either of the interest rates above is applicable to this note, Debtor may not prepay the principal of this note in part at any time. However, Debtor may prepay the principal of this note in whole at any time upon one (1) Business Day's prior written notice to Bank if, concurrently with the prepayment, Debtor pays to Bank a premium based upon the principal amount prepaid and computed (on the basis of a 360-day year and actual days elapsed) at a rate per annum equal to the excess, if any, of the applicable interest rate over the Reinvestment Rate, for the period from the date of prepayment to the date on which the principal is payable.

(X) a fluctuating rate which is TWO percent (2.0 %) per annum above the Prime Rate. Debtor may prepay this note in whole or in part at any time without premium or penalty.

Concurrently with any prepayment of the principal of this note, Debtor shall pay the unpaid interest accrued on the principal being prepaid.

If Debtor fails to pay any amount due hereunder, or any fee in connection herewith, in full within ten (10) days after its due date, Debtor, in each case, will incur and shall pay a late fee equal to the greater of twenty dollars ($20.00) or five percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Event of Default under this note.

Except as otherwise agreed in writing, payments will be applied first to accrued but unpaid interest and fees, in that order, on an invoice by invoice basis in the order of their respective due dates, until paid in full, then to late charges and then to principal.

In its discretion, Bank may, from time to time, unilaterally change any provision for the application of payments by mailing a written notice to Debtor of the change. The notice shall be mailed to the address indicated herein or such other address that Debtor may furnish in writing to an appropriate officer of Bank and shall be mailed not less than fifteen (15) days prior to the effective date of such change.

If this note is not paid in full at maturity (whether by lapse of time, acceleration of maturity or otherwise), the interest rate otherwise in effect hereunder shall be increased by three percent (3%) per annum, provided that in no event shall the principal of and interest on this note bear interest after maturity at a rate less than the interest rate actually in effect hereunder immediately after maturity.

The occurrence of any of the following shall constitute an **Event of Default** hereunder: (a) Debtor's Bank Debt or any part thereof shall not be paid in full promptly when due (whether by lapse of time, acceleration of maturity or otherwise); (b) any Obligor shall die or be dissolved; (c) any representation or warranty made by any Obligor in this note or any Related Writing shall be false or erroneous in any material respect; (d) any Obligor shall fail or omit to perform or observe any agreement made by that Obligor in this note or any Related Writing; (e) a judgment shall be entered against any Obligor in any court of record; (f) any deposit account of any Obligor is attached or levied upon; (g) any voluntary petition by or involuntary petition against any Obligor shall be filed pursuant to any chapter of any bankruptcy code or any Obligor shall make an assignment for the benefit of creditors, or there shall be any other marshalling of the assets and liabilities of any Obligor for the benefit of the Obligor's creditors; (h) any Obligor enters into any merger or consolidation or sells, leases or otherwise disposes of all or substantially all of such Obligor's assets in any manner other than in the ordinary course of business; or (i) any Obligor's Bank Debt or any part thereof shall not be paid in full immediately when due (whether by lapse of time, acceleration of maturity or otherwise). Upon the occurrence of an Event of Default, the holder of this note may, in its sole discretion, declare this note to be due and payable and, if applicable, that Debtor no longer be permitted to obtain advances; and the principal of and interest on this note shall thereupon become immediately payable in full, without any presentment, demand or notice of any kind, which Debtor hereby waives. Debtor will pay to Bank all costs and expenses of collection of this note, including, without limitation, attorneys' fees.

In this note, (a) **Debt** means, collectively, all monetary liabilities, and any charges or expenses incurred in connection therewith, now or hereafter owing by the Person or Persons in question, including, without limitation, every such liability whether owing by such Person or one (1) of such Persons alone or jointly, severally or jointly and severally, whether owing absolutely or contingently, or directly or indirectly, and whether created by loan, overdraft, guaranty or other contract or by quasi-contract, tort, statute or other operation of law; (b) **Bank Debt** means Debt payable to Bank, whether initially payable to Bank or acquired by Bank by purchase, pledge or otherwise and whether assigned to or participated to or from Bank in whole or in part; (c) **Prime Rate** means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans; (d) **Obligor** means any Person who is or shall become obligated or whose property is or shall serve as collateral for the payment of Debtor's Bank Debt or any part thereof in any manner and, in addition to Debtor, includes, without limitation, any maker, endorser, guarantor, subordinating creditor, assignor, pledgor, mortgagor or hypothecator of property; (e) **Reinvestment Rate** means a rate of interest equal to the "bond equivalent yield" for the most

activity traded issues of U.S. Treasury Bonds for a term similar to the period from the date of prepayment to the due date of the principal of this note and in a principal amount comparable to the principal amount being prepaid, all as reasonably determined by Bank; (f) **Related Writing** means a writing of any form or substance signed by any Obligor (whether as principal or agent) or by any attorney, accountant or other representative of any Obligor and received by Bank in respect of Debtor's Bank Debt or any part thereof, including, without limitation, any credit application, credit agreement, reimbursement agreement, financial statement, promissory note, guaranty, indenture, mortgage, security agreement, authorization, subordination agreement, certificate, opinion or any similar writing, but shall not include any commitment letter issued by Bank, without regard to whether Debtor or any other Person signed or acknowledged receipt thereof; (g) **Person** means a natural person or entity of any kind, including, without limitation, any corporation, partnership, trust, governmental body or any other form or kind of entity; and (h) **Business Day** means a day on which Bank's main office is open to the public for carrying on substantially all of its banking functions, but shall not include Saturdays, Sundays or legal holidays.

Debtor certifies to Bank that all funds disbursed under this note will be used for business or commercial purposes.

Debtor and the undersigned guarantors, if any, hereby authorize Bank to share all credit and financial information relating to Debtor and the undersigned guarantors, if any, with Bank's parent company, and with any subsidiary or affiliate company of Bank or of Bank's parent company.

In no event shall the interest rate in effect on this note exceed the maximum rate permissible under the law governing this note.

If Debtor consists of more than one Person, Debtor shall be jointly and severally liable on this note.

Any holder's delay or omission in the exercise of any right under this note shall not operate as a waiver of that right or of any other right under this note.

If any provision of this note is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that determination shall not affect any other provision of this note, and each such other provision shall be construed and enforced as if the invalid, illegal or unenforceable provision were not contained herein.

This note and the Related Writings set forth the entire agreement between the parties regarding the transactions contemplated hereby, and supercede all prior agreements, commitments, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

No amendment, modification or supplement to this note or any Related Writing shall be binding unless executed in writing by all parties thereto, and this provision shall not be subject to waiver by any party and shall be strictly enforced.

This note shall be governed by the law of the Commonwealth of Kentucky.

IN ORDER TO AVOID DELAYS AND MINIMIZE EXPENSE, BANK, BY ITS ACCEPTANCE OF THIS NOTE, AND DEBTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED WRITING OR ANY AMENDMENT THERETO, WHETHER NOW EXISTING OR HEREINAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND A COPY OF THIS NOTE OR OF THIS PROVISION OF THIS NOTE MAY BE FILED WITH ANY COURT AS EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Address and Telephone:

P O BOX 372

CATLETTSBURG KY 41129-0372

GWENCO, INC
Debtor

By [signature]
ALBERT ANDERSON, PRESIDENT

Debtor

By [signature]
WILLIAM S. WHITSON, VICE PRESIDENT

FOR VALUE RECEIVED, each undersigned guarantor (a) consents to the provisions of the note; (b) guarantees, absolutely and unconditionally, and jointly and severally with the other undersigned guarantors, if any, the prompt payment in full of the note (and any extensions thereof in whole or in part) when due (whether by lapse of time, acceleration of maturity or otherwise) and whether or not the holder of the note shall resort or shall have resorted to any other Obligor or to security, if any; (c) waives presentment, demand for payment, notice of dishonor and every other kind of notice to which the undersigned guarantor might be entitled but for this waiver; and (d) waives any and all claims, rights or remedies the undersigned guarantor may now have or hereafter acquire against Debtor that arises from the undersigned guarantor's performance hereunder or is in any way related hereto, including, without limitation, subrogation, reimbursement, contribution or indemnification, whether direct or indirect or arising by contract, law, equity or otherwise; and (e) agrees that the liability of the undersigned guarantor(s) shall not be affected by any act, omission or course of dealing on the part of the holder including, without limitation, any extension of time, any wavier of an Event of Default, any release or exchange of security (irrespective of the consideration, if any, received therefor) or any other indulgence granted to any Obligor, in each case whether with or without notice to the undersigned guarantor(s).

Address and Telephone:

ALBERT ANDERSON
Guarantor

By [signature]

Guarantor

By